EXHIBIT 3.1(a)
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                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                    FILED 03:00 PM 11/04/1994
                                                        944212705-2387425

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ALPINE INTERNATIONAL CORPORATION

It is hereby certified that:

     1. The name of the Corporation (hereinafter called the "Corporation") is Alpine International Corporation.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Articles First and Fourth thereof and by substituting in lieu of said articles the following new articles:

          "FIRST:  The  name  of  the  Corporation  is  Heng  Fai  China
                   Industries,   Inc.   and  its   duration   shall   be
                   perpetual."

          "FOURTH: This  Corporation  is authorized to issue two classes of shares of stock to be designated, respectively, common and preferred stock. The total number of shares of common stock shall be 30,000,000, and the par value of each share of said common stock shall be $.01. The total number of shares of preferred stock which the corporation is authorized to issue is 500,000, the par value of each share of said preferred stock shall be $10.00. The preferred shares may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock
                   Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of


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                   shares of such series then  outstanding.  In case the
                   number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     3. The amendments of the Certificate of Corporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the general corporation law of the state of Delaware.

Signed on November 3, 1994.

                                      /s/ Robert Trapp
                                      ----------------------------------
                                      Robert Trapp, Treasurer


ATTEST:

/s/ Robert Trapp
-------------------------
Robert Trapp, Secretary


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                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 03:30 pm 03/18/1994
                                                        944044477-2387425

                      CERTIFICATE OF INCORPORATION
                                   OF
                    ALPINE INTERNATIONAL CORPORATION

     The undersigned, a natural person, for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

FIRST: The name of the Corporation is Alpine International Corporation (the "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100 Dover, Kent County, Delaware 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended from time to time.

FOURTH: Section 1. This corporation is authorized to issue two classes of stock designated respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue thirty million five hundred thousand (30,500,000) shares, consisting of thirty million (30,000,000) shares of Common Stock, each having a par value of $.05, and five hundred thousand (500,000) shares of Preferred Stock, each having a par value of $10.00.

           The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, power, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the


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           foregoing  sentence,  the shares  constituting  such  decrease  shall resume the status that they had prior to the adoption of the resolution originally fixing he number of shares of such series.

FIFTH:     The name and the mailing address of the incorporation is as follows:

           Name:                    Mailing Address:
           -----                    ----------------
           Steven Wasserman         950 Third Avenue
           c/o Bernstein &          NY, NY 10022
             Wasserman

SIXTH:     The Corporation is to have perpetual existence.

SEVENTH: Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the By-laws of the Corporation shall so provide.

EIGHTH: Section 1. The number of directors that constitute the whole Board of Directors of the Corporation shall be designated in the manner as provided in the By-laws of the Corporation.

           Section 2. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified, except that if any such election is not so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law.

           Section 3. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor has been duly elected and qualified.

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NINTH:     In  furtherance  and not in  limitation  of the powers  conferred  by statute, except as otherwise may be provided in the By-laws of the Corporation, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation. Such authority does not divest the stockholders of the power, or limit their power, to make, alter, amend or repeal the By-laws of the Corporation.

TENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

           Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, before such amendment, repeal or adopting of an inconsistent provision.

ELEVENTH:  At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

TWELFTH: Meetings of Stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places a may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

THIRTEENTH:Stockholders  of the  Corporation  may take action by written consent in lieu of a meeting.

FOURTEENTH:The Corporation  reserves the right to amend, alter, change or repeal any provision contained is this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     IN WITNESS WHEREOF, this Certificate of Incorporation has been signed under the seal of the Corporation on this 17 day of March, 1994.

                                             By: /s/ Steven Wasserman
                                                 ------------------------------

[Seal]